EXHIBIT 99.2


  - Assuming the current trends, we have no reason to believe we will not resume buying back our shares at some point next year.

  - Going forward we expect the trend in our discount rates to be similar to the trend over the past five years.

These two statements are forward-looking statements, which are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to the company's capital position, growth and mix of assets, rating agency capital requirements, the mix and growth of billed business (e.g. retail vs. travel and entertainment) and competitive pricing pressures.